Exhibit 99.1

Cornerstone Bancshares, Inc. Announces Cash Dividend

          HIXSON, Tenn., Sept. 1 /PRNewswire-FirstCall/ -- Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:

          Cornerstone Bancshares, Inc Board of Directors announced the record date and payment date of Cornerstone’s quarterly dividend.  The dividend $.06 a share will be issued to shareholders of record as of September 15, 2006, and will be paid October 6, 2006.

          Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 5 branches and $350 million in assets specializing in business financial services.

SOURCE  Cornerstone Bancshares, Inc.
          -0-                                09/01/2006
          /CONTACT:  Frank Hughes, President & Treasurer of Cornerstone Bancshares, Inc., +1-423-385-3009, or Fax, +1-423-385-3100, or fhughes@cscb-chatt.com /
          /Web site:  http://www.cscbank.com /
          (CSBQ)